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                                                            EXHIBIT NO. 99.4(a)


                                SHARE CERTIFICATE

                                 [NAME OF FUND]
                     ORGANIZED AS A BUSINESS TRUST UNDER THE
                    LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
                                                            SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the holder of

 FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST WITHOUT PAR VALUE,
               OF THE TRUST OR SERIES OF THE TRUST IDENTIFIED ABOVE, transferable only on the books of the Trust, by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The aforesaid holder is entitled to require the Trust to purchase all or any part of the Shares represented by this Certificate at net asset value, all as more fully set forth on the reverse of this Certificate. This Certificate is not valid until countersigned by the Transfer Agent.
         IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed.
Dated:

                                       COUNTERSIGNED:
                                       Massachusetts Financial Services
                                       Service Center, Inc.
                                       (Boston)  Transfer Agent

                  RICHARD B. BAILEY
                  CHAIRMAN

SEAL

                  W. THOMAS LONDON
                  TREASURER            BY:
                                          AUTHORIZED SIGNATURE
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                         MFS LIFETIME INVESTMENT PROGRAM

       The registered holder of this certificate is entitled to all the rights, interest and privileges of a shareholder as provided by the Declaration of Trust and By-Laws of the Trust, as amended, which are incorporated by reference herein. In particular the shares represented by this certificate are transfereable by the holder, in person or by his duly authorized attorney, but only on surrender of this certificate properly endorsed and when the transfer is made on the books of the Trust.
       The holder of this certificate, as provided in said Declaration of Trust and By-Laws, as amended, shall not in any wise be personally liable for any debt, obligation or act of Trust.
       Any shareholder desiring to dispose of his shares may deposit his certificate, duly endorsed in blank or accompanied by an instrument of transfer executed in blank, at the office of Massachusetts Financial Service Center, Inc. or any successor Transfer Agent of the Trust, together with an irrevocable offer in writing to sell the shares represented thereby at the net asset value thereof and the Trust will thereafter purchase said shares for cash at net asset value. The computation of net asset value, the limitations upon the date of payment and provisions dealing with suspension of this right in certain emergencies are fully described in said Declaration of Trust and By-Laws, as amended.
         SEE CURRENT PROSPECTUS FOR FURTHER INFORMATION CONCERNING REPURCHASES
                              OF SHARES BY THE TRUST.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws:
       TEN  IN COM - as  tenants  in  common
       TEN  BY  ENT - as  tenants  by the entireties
       JTWROS - as joint tenants with right of survivorship and not as tenants in common
       UNIF GIFTS  TO M/A - Uniform Gifts to Minors Act
                            Additional abbreviations may also be used though not in the above list.

       FOR VALUE RECEIVED __________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO
PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

                                            _________         SHARES
OF THE TRUST OR SERIES OF THE TRUST IDENTIFIED ON THE REVERSE SIDE, REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

                                            _________         ATTORNEY
TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE SAID TRUST WITH FULL POWER OF SUBSTITUTION IN THE PREMISES

Dated, _________________________ 19

                                       (SIGN HERE)
SIGNATURE GUARANTEED by                NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT
                                       MUST CORRESPOND WITH THE NAME AS WRITTEN
                                       UPON THE FACE OF THE CERTIFICATE IN
                                       EVERY PARTICULAR, WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK (NOT A SAVINGS BANK) WHICH IS A MEMBER OF THE FDIC OR A MEMBER FIRM OF THE NEW YORK, AMERICAN, BOSTON, MIDWEST, PHILADELPHIA OR PACIFIC COAST STOCK EXCHANGE OR, IN CERTAIN CASES, BY A SECURITIES DEALER WHICH HAS ENTERED INTO AN INDEMNIFICATION AGREEMENT WITH THE TRUST'S PRINCIPAL UNDERWRITER.

        TO ASSIST YOU IN MAINTENANCE OF TAX COST RECORDS, FILL IN IMMEDIATELY


                          DATE ACQUIRED
                 -------------------------------

                         PRICE PER SHARE
                 ------------------------------

                              BROKER
                 ------------------------------

                          SALESPERSON
                 ------------------------------

                 CITY ____________ STATE_______